Exhibit 4.1


                     RYLAND MORTGAGE SECURITIES CORPORATION


                        MORTGAGE PARTICIPATION SECURITIES


                                  SERIES 1992-1





                                    AMENDMENT

                                       TO

                                TRUST AGREEMENTS

                                   Dated as of

                                September 1, 1997

                                      among


                      FINANCIAL ASSET SECURITIZATION, INC.,
            formerly known as Ryland Mortgage Securities Corporation,
                                   Depositor,

                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION,
                     as assignee of Ryland Mortgage Company,
                                Master Servicer,
                                       and

                              THE BANK OF NEW YORK,
               as assignee of NationsBank, N.A., formerly known as
                         NationsBank of Virginia., N.A.,
                                    Trustee

                          AMENDMENT TO TRUST AGREEMENTS


         THIS AMENDMENT TO TRUST AGREEMENTS, dated as of September 1, 1997, is made by and among FINANCIAL ASSET SECURITIZATION, INC. (formerly known as Ryland Mortgage Securities Corporation), a Virginia corporation (the "Depositor"), as depositor, NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association (the "Master Servicer"), as assignee of Ryland Mortgage Company, an Ohio corporation, as master servicer, and THE BANK OF NEW YORK, a New York banking corporation (the "Trustee"), as assignee of NationsBank, N.A., formerly known as NationsBank of Virginia, N.A., as trustee, under the Pooling Trust Agreement and the Issuing Trust Agreement, each dated as of January 1, 1992, among Ryland Mortgage Securities Corporation, Ryland Mortgage Company, and the Trustee relating to the Ryland Mortgage Securities Corporation Mortgage Participation Securities, Series 1992-1 (the "Trust Agreements"), which Trust Agreements incorporate by reference the Ryland Mortgage Securities Corporation, Mortgage Participation Securities, Standard Terms to Trust Agreement, March 1991 Edition (the "Standard Terms"). Capitalized terms used herein shall have the meanings assigned in the Trust Agreements unless otherwise defined herein.


                                    RECITALS

         WHEREAS, Section 11.01 of the Standard Terms provides that, subject to the conditions specified therein, the Trust Agreements may be amended by the Depositor, the Master Servicer, and the Trustee without the consent of any of the Securityholders to make any provisions with respect to matters arising with respect to the respective Trusts which are not covered by the Trust Agreements and which shall not be inconsistent with the provisions of the Trust Agreements; and

         WHEREAS, Section 11.01 of the Standard Terms also provides that, subject to the conditions specified therein, the Trust Agreements may be amended by the Depositor, the Master Servicer, and the Trustee with the consent of any of the Holders of Securities entitled to at least 66% of the Voting Rights for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreement or of modifying in any manner the rights of the Holders of Securities; provided, however, that no such amendment shall (A) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Security without the consent of the Holder of such Security, (B) adversely affect in any material respect the interests of the Holders of any Class of Securities in a manner other than as described in (A), without the consent of the Holders of Securities of such Class evidencing at least 66% of the Voting Rights of such Class, or (C) reduce the aforesaid percentage of Securities the Holders of which are required to consent to any such amendment, without the consent of such Holders of all Securities then outstanding; and

         WHEREAS, the consent of the Holders of Securities entitled to at least 66% of the Voting Rights has been obtained with respect to the amendment effected hereby; and

         WHEREAS, the parties desire to amend the terms of the Trust Agreements as provided in this Amendment to Trust Agreements;

         NOW, THEREFORE, the Depositor, the Master Servicer, and the Trustee hereby agree to amend the terms of the Trust Agreements as follows:

                                    AGREEMENT

                  As it applies to the Securities issued pursuant to the Trust Agreements, Section 2.03 of the Standard Terms, as modified by the Trust Agreements, is further amended by adding the following new subsection (l):

                   (l)  Purchase of Delinquent Mortgage Loans.
                  The Holder of the entire Security Principal Balance of the Class B Securities (the "Class B Holder"), at its option, may purchase, on any date during a Prepayment Period, (i) any Mortgage Loan that is delinquent in payment by 90 days or more and that is in default or with respect to which default is reasonably foreseeable, or (ii) any Mortgage Loan with respect to which there has been initiated legal action or other proceedings for the foreclosure of the Mortgaged Premises either judicially or non-judicially. The Class B Holder shall purchase any such Mortgage Loan with its own funds at a price equal to its outstanding principal balance plus any accrued but unpaid interest thereon at its Note Rate through the Accounting Date preceding the Distribution Date. Promptly following any such purchase, the Class B Holder shall furnish a written report to the Rating Agencies indicating the number and aggregate unpaid principal balance of all Mortgage Loans repurchased pursuant to this Section 2.03(l)(collectively, the "Purchased Loans"). In addition, the Class B Holder shall furnish, or cause to be furnished, to the Rating Agencies rating the Securities on a monthly basis a written report indicating (i) the aggregate principal balances of the Purchased Loans, (ii) as to each Purchased Loan, whether it is 30 days, 60 days, 90 days or more delinquent, in foreclosure or converted to REO property, (iii) all losses on account of the Purchased Loans, as of the current reporting period and on a cumulative basis since the date of purchase of the Purchased Loans.

         I. This Amendment to Trust Agreements may be executed in two or more counterparts, each such counterpart when executed and delivered shall be an original and all such counterparts together shall be one and the same document.

         II. This Amendment to Trust Agreements shall be construed in accordance with and governed by the laws of the Commonwealth of Virginia applicable to agreements made and to be performed therein.


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



         IN WITNESS WHEREOF, the Depositor, the Master Servicer, and the Trustee have caused this Amendment to Trust Agreements to be duly executed by their respective officers thereunto duly authorized and their respective signatures duly attested all as of the date first written above.

                            FINANCIAL ASSET SECURITIZATION, INC.,
                              formerly known as Ryland Mortgage Securities
                              Corporation, as Depositor

                            By: /s/ William E. Hardy
                           --------------------------------
                             Name: William E. Hardy
                             Title: Executive Vice President

                            NORWEST BANK MINNESOTA, N.A.,
                               assignee of Ryland Mortgage Company, as
                               Master Servicer

                            By: /s/ Michael L. Mayer
                            -------------------------------
                             Name: Michael L. Mayer
                             Title: Vice President

                          THE BANK OF NEW YORK, assignee of
                          NationsBank, N.A., formerly known
                          as NationsBank of Virginia, N.A.,
                          not in its individual capacity, but
                          solely in its capacity as Trustee
                          under the Trust Agreements

                             By: /s/ Mauro Palladino
                             --------------------------------
                              Name: Mauro Palladino
                              Title: Assistant Vice President

         By its execution hereof, the undersigned, being the Holder of Securities entitled to at least 66% of the Voting Rights, hereby consents to the terms hereof as of the date first written above.

DYNEX CAPITAL, INC.

By:  /s/ Lisa R. Cooke
--------------------------
Name:  Lisa R. Cooke
Title: Vice President

COMMONWEALTH OF VIRGINIA            )
                                    )          ss.
CITY OF RICHMOND                    )


         The foregoing instrument was acknowledged before me in the City of Richmond, Virginia this 24th day of September, 1997, by William E. Hardy, Executive Vice President of Financial Asset Securitization, Inc., a Virginia corporation, on behalf of the corporation.



                                             /s/ Chanda D. Walker
                                                 Notary Public

My Commission expires:  9/30/97

[SEAL]




STATE OF MARYLAND                  )
                                   )          ss.
CITY OF COLUMBIA                   )


         The foregoing instrument was acknowledged before me in the City of Columbia, Maryland this 24 day of September, 1997, by Michael Mayer, Vice President of Norwest Bank Minnesota, N.A., a national banking association, on behalf of the association.

                                /s/  Angela R. Marsh
                                     Notary Public

My Commission expires: February 1, 2001

[SEAL]

STATE OF NEW YORK                   )
                                    )          ss.
CITY OF NEW YORK                    )


         The foregoing instrument was acknowledged before me in the City of New York, New York this 23rd day of September, 1997, by Mauro Palladino, as Assistant Vice President of The Bank of New York, a New York banking corporation, on behalf of the association.



                                /s/ Marilyn O. Austin
                                    Notary Public

      MARILYN O. AUSTIN
Notary Public, State of New York
       No. 01AU5022741
  Qualified in Queens County
Commission Expires Jan 18, 1998

[SEAL]



COMMONWEALTH OF VIRGINIA                   )
                                           )          ss.
CITY OF RICHMOND                           )


         The foregoing instrument was acknowledged before me in the City of Richmond, Virginia this 24th day of September, 1997, by Lisa R. Cooke, VP of Dynex Capital, Inc., a Virginia corporation, on behalf of the corporation.



                                 /s/ Constance Jones
                                     Notary Public

My Commission expires:  June 30, 2000

[SEAL]




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